Exhibit 99.2

2006 Shareholder Meeting
NJPAC – November 21, 2006

Remarks: Ralph Izzo

President and Chief Operating Officer, PSEG

Good afternoon. Indeed, we have been getting strong results. And we have an even brighter outlook.

Our task ahead isn’t to reinvent the wheel. It is to make a strong company even stronger -- to keep increasing our financial strength through operational excellence and disciplined investment.

Operational excellence is the foundation on which this company stands. It’s a technical-sounding term used a lot in our industry. At PSEG it is all about the men and women of our company: The many ways they use their skills and training to achieve best-ever safety results, to win national and regional reliability awards, to set new records in electric generation and, not least, to deliver one of life’s necessities for our customers in the icy depth of winter and the heat of summer.

Over the years, getting the job done and striving always to get better have been the basis for ensuring our company’s success. Excellence in operations is what leads to financial strength. As I see it, our financial focus goes hand in hand with our operational focus – one complements the other on the path to greater and sustainable growth.

Now a word about our near-term goals...Once it became official that we would not merge with Exelon, we established our three most important operational objectives:

The first is to continue our nuclear progress. With this in mind, in late October we exercised our option under our Nuclear Operating Services Agreement with Exelon to keep Exelon personnel and services in place at the Salem and Hope Creek facilities for up to an additional two years. After two years, we can extend the agreement yet another year. However, we are not content with a three-year strategy. We are working hard – examining all the options we have to sustain our nuclear progress – to build on the tremendous accomplishments during the past two years at Salem and Hope Creek.

A second key objective for our whole organization is to re-staff in ways that contribute to long-term success. How we staff will influence the company for years. We need to take the time to do it right – structure-wise to maximize efficiency and people-wise to ensure we are attracting and keeping our share of talented people. I want to stress our strong diversity commitment, with a view to a workforce that is more reflective of our customer base.

A third priority coming out of the merger was to have PSE&G’s pending electric and gas cases resolved fairly and soon. I am glad to say fair outcomes have been obtained on both cases. This will help ensure our continued ability to deliver safe, reliable service for customers and earn a fair return for shareholders.

Looking ahead, we are going to stay focused on operational excellence as the surest way to meet our financial targets. The company is in fine shape and moving in the right direction. Our employees continue to exemplify dedication to safety, reliability and quality customer service. Our operations are strong and have been getting stronger. Our financial strength is growing because of the cash flows we’ve been generating.

Our earnings growth prospects are enviable. In 2007 we expect earnings to be around one-third higher than in 2006 and 10 percent higher still in 2008.

Our excellent outlook supports our dividend policy, which is attractive to many of our shareholders. PSEG has paid annual dividends without interruption for 99 years. In 2006, we increased our annual indicated dividend rate by four cents per share, bringing the yearly payout to $2.28 per share. We expect to continue modest increases in the dividend as our financial condition allows.

We must stay focused on our three critical near-term objectives. One is complete –- the electric and gas rate cases. And two are well underway: re-staffing the company and committing to a long-term nuclear strategy. Doing these things well will increase our financial strength. With greater financial strength, we see this company having many options for future growth.

Some Words about Future Options

Right now, it would be premature to predict exactly what options we will select, but we will look at a whole range of areas.

For example, you can expect that we will give much consideration to the future of nuclear energy. As the nation grapples with big issues like energy independence and global warming, nuclear is increasingly recognized as an abundant source of clean, emissions-free electric generation. We will keep a close eye on these developments.

In the fossil generation area, we are examining questions such as, at what point might conditions be right for building new plants, acquiring them or making other types of investments.

At PSE&G, we will also keep an eye on opportunities for growing rate base – making investments that further improve customer service and produce greater earnings for shareholders. And we will look for opportunities in the area of conservation and energy efficiency. We will do this without compromising the safety of our operations or our customer service.

But how will we make investment decisions?

First of all, we will concentrate on areas within the core disciplines of our business – in energy generation, transmission and delivery – where we have a wealth of expertise and experience. And we will do so in domestic markets.

We will stay away from one-off projects, but rather look to invest in areas that complement our existing investments.

In addition, we will demonstrate a preference for investments where we can achieve the advantages of diversification:

•	In terms of having a mix of energy businesses with different risk and reward characteristics;
•	In terms of not being overly dependent on a single earnings stream;
•	In terms of fuel mix and other criteria as well.

I don’t think it can be stressed enough that in approaching all our investment decisions, we will strive to keep a very strict, conservative financial discipline. If an option isn’t going to be accretive to earnings within a reasonable timeframe and be supportable with our credit ratings, it’s not going to find favor with us.

Reestablishing Thought Leadership

The last topic I wish to discuss is our role within the industry. As you know, PSEG has long been among the leaders in our industry. The company’s profile was somewhat less visible while the merger was being considered. There is now both the need and the opportunity to reestablish ourselves as a thought leader. We will do this by contributing practical solutions on challenging and emerging issues...Solutions that increase shareholder value by providing benefits to society.

We will build on our leadership position as an environmentally responsible company; as an innovative company in the area of workforce development; and as an early adopter of new technology.

On the environment, for example, we will explore new ways to help people conserve energy and maximize benefits from energy use. We have already pledged our full support for the effort recently launched by Governor Corzine to develop a comprehensive Energy Master Plan for New Jersey. We will be active in this and many initiatives to promote a sustainable energy future that works for customers, the environment and our company.

In workforce development, we will build upon our Energy Utility Technology degree program – which is providing us with new and diverse talent and helping students from urban backgrounds.

In the area of technology, we will rethink our systems and processes that support customer operations – and find ways to use technology to keep improving service while holding down cost.

Lastly, at the risk of stating the obvious, we will remain strongly committed to improving the quality of life in the communities we serve through outstanding civic leadership, as we’ve been doing in New Jersey for more than a century. We continue to support our employees’ long and active tradition of helping neighbors as volunteers in their communities. We will remain deeply engaged in supporting many worthy causes that benefit children and families across New Jersey and elsewhere.

In summary, we will continue emphasizing the core commitments of this company – to customers, shareholders and employees.

I will end my remarks as Jim did by congratulating our employees for their outstanding safety performance this year and their many other achievements. I feel extremely fortunate to be on the same team with them now for almost 15 years, and also humbled recognizing how much I owe to so many dedicated men and women.

I am confident that we can build on the best of our proud traditions. I look forward to continuing to work with Jim Ferland and all my colleagues to make this brighter future happen.

Thank you.